Exhibit 10.10

                        Assignment of Trademark to Y Sake

                                   ASSIGNMENT

         WHEREAS, Alive Enterprises, Inc., a corporation organized and existing under the laws of the State of Hawaii, United States of America, with a principal place of business at 3264 South Kihei Road, Kihei, Maui, Hawaii 96753 ("Assignor"), has adopted, used and is using in commerce, and is the owner of the domain name(s) and trademark(s), including any applications or registrations thereof, identified on the attached Schedule A (collectively, the "Assets"); and

         WHEREAS, Y Sake LLC, a limited liability company organized and existing under the laws of the State of Hawaii, United States of America, with a principal place of business at 3264 South Kihei Road, Kihei, Maui, Hawaii 96753, United States of America ("Assignee"), is desirous of acquiring said Assets and the goodwill of the business associated therewith;

         NOW, THEREFORE, in consideration of and in exchange for the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby agree as follows:

         1. Assignor represents and warrants that it owns all right, title and interest in and to the Assets, and had full power and authority to execute and enter into this agreement on behalf of the Assignee.

         2. Assignor does hereby sell and assign unto the Assignee all right, title and interest in and to said Assets, together with the good will of the business connected with and symbolized by said Domain Name, and all the rights for recovery, damages and profits for past infringements, if any.

         3. Assignor does hereby agree to cooperate with Assignee and take all such action as may be necessary to assign from Assignor to Assignee the Assets, including, without limitation, the full and complete execution of a Registrant Name Change Agreement, or such other form as may be required by the particular domain name registrar(s) and InterNIC to accomplish the same result, and to take all action necessary to ensure that the Assets are transferred to and stand in the name of Assignee.

/s/ Shep Gordon_____________________

/s/ J. Patrick Kenny__________________

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